athenahealth, Inc. Reports Third Quarter Fiscal Year 2016 Results

Company Announces Record Provider Additions; Management Reaffirms Fiscal Year 2016 Guidance

Q3 2016 Financial Results

•	17% Revenue Growth Over Third Quarter of 2015

•	GAAP Operating Income of $15.2 million

•	Non-GAAP Adjusted Operating Income of $41.5 million

•	GAAP Net Income of $13.9 million, or $0.35 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $24.1 million, or $0.60 Per Diluted Share
WATERTOWN, MA – October 20, 2016 - athenahealth, Inc. (NASDAQ: ATHN) (“athenahealth” or “we”), a leading provider of network-enabled services and mobile applications for healthcare providers nationwide, today announced financial and operational results for the third quarter of fiscal year 2016. We will hold a conference call tomorrow, Friday, October 21, 2016, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.
“As we continue to build our national network - today, having connected over 85,000 providers, 83 million unique patient records, and 140,000 network endpoints - athenahealth is well-positioned to improve healthcare delivery in this country,” said Jonathan Bush, chairman and chief executive officer, athenahealth. “We are also uniquely positioned to leverage our network data for good and are making great strides in furtherance of our mission to unbreak healthcare. To this end, we recently launched athenaInsight, an editorial hub reporting from the heart of the healthcare internet on healthcare’s bright spots, drivers of effective physician leadership and engagement, and trends tied to public health. As we look ahead, our strategic priorities and investments will be focused on further leveraging our unique platform to deliver true client success.”
Q3 2016 and Year-to-Date 2016 Financial Results

•	Total revenue for the three months ended September 30, 2016, was $276.7 million, compared to $236.1 million in the same period last year, an increase of 17%.

•	Total revenue for the nine months ended September 30, 2016, was $794.8 million, compared to $667.2 million in the same period last year, an increase of 19%.

•
Net new active physicians added to the network: athenaCollector® (3,829 physicians added), athenaClinicals® (2,090 physicians added), and athenaCommunicator® (3,416 physicians added) for the three months ended September 30, 2016, compared to athenaCollector (3,953 physicians added), athenaClinicals (2,818 physicians added), and athenaCommunicator (3,422 physicians added) in the same period last year.

•
Net new active providers added to the network: athenaCollector (5,092 providers added), athenaClinicals (2,844 providers added), and athenaCommunicator (4,478 providers added) for the three months ended September 30, 2016, compared to athenaCollector (4,784 providers added), athenaClinicals (3,430 providers added), and athenaCommunicator (4,084 providers added) in the same period last year.

“The athenahealth team continued to make progress against many of our financial and operational goals in the third quarter and are thrilled with another quarterly record number of providers added to our network,” said Karl Stubelis, chief financial officer, athenahealth. “Year-to-date, we have delivered against our internal financial goals, adding over 10,000 providers to our network and growing consolidated revenue by over 19%. We remain positioned to continue to drive meaningful change in healthcare and look forward to providing an update on our strategic priorities at our upcoming investor summit in December.”

•	For the three months ended September 30, 2016, Non-GAAP Adjusted Gross Margin was 65.0%, compared to 62.9% in the same period last year.

•
For the three months ended September 30, 2016, GAAP Operating Income was $15.2 million, or 5.5% of total revenue, compared to GAAP Operating Income of $3.2 million, or 1.4% of total revenue, in the same period last year.

•
For the three months ended September 30, 2016, Non-GAAP Adjusted Operating Income was $41.5 million, or 15.0% of total revenue, compared to $25.4 million, or 10.8% of total revenue, in the same period last year.

•
For the three months ended September 30, 2016, GAAP Net Income was $13.9 million, or $0.35 per diluted share, compared to GAAP Net Income of $5.8 million, or $0.15 per diluted share, in the same period last year.

•
For the three months ended September 30, 2016, Non-GAAP Adjusted Net Income was $24.1 million, or $0.60 per diluted share, compared to $14.3 million, or $0.36 per diluted share, in the same period last year.

Fiscal Year 2016 Outlook
We communicated our fiscal year 2016 guidance on December 10, 2015 at our 8th Annual Investor Summit. Our fiscal year 2016 guidance is summarized in the following table:

For the Fiscal Year Ending December 31, 2016
Forward-Looking Guidance[1]
GAAP Total Revenue	$1,085 - $1,115 million
Non-GAAP Adjusted Gross Margin	63.5% - 64.5%
Non-GAAP Adjusted Operating Income	$120 - $135 million
Non-GAAP Adjusted Net Income per Diluted Share	$1.65 - $1.85
Non-GAAP Tax Rate	40%
We are not making any changes to the fiscal year 2016 guidance we communicated on December 10, 2015 at our 8th Annual Investor Summit. However, based on our year-to-date performance that was relatively in line with our internal financial goals and our current expectations for Q4 2016, we are providing additional insight into our fiscal year 2016 guidance as follows:

•	We expect GAAP Total Revenue to be near the mid-point of the $1,085 million to $1,115 million guidance range.

•	We expect Non-GAAP Adjusted Gross Margin to be near the mid-point of the 63.5% to 64.5% guidance range.

•	We expect Non-GAAP Adjusted Operating Income to be near the mid-point of the $120 million to $135 million guidance range.

•	Finally, we expect Non-GAAP Adjusted Net Income per Diluted Share to be near the mid-point of the $1.65 to $1.85 guidance range.
1 We release annual guidance once per year at our annual investor summit. Recently, the U.S. Securities and Exchange Commission staff issued updates to its Compliance and Disclosure Interpretations regarding the use of non-GAAP financial measures. However, we believe that revising this table mid-year during 2016 to present the GAAP equivalent may confuse the investment community. As a result, we plan to present both the non-GAAP financial measure and the applicable GAAP financial measure in this table beginning with the release of our fiscal year 2017 guidance.
Use of Non-GAAP Financial Measures
In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at www.athenahealth.com.
Conference Call Information
To participate in our live conference call and webcast, please dial 877-853-5645 (or 408-940-3868 for international calls) using conference code no. 75527226, or visit the Investors section of our website at www.athenahealth.com. A replay will be available for one week following the conference call at 855-859-2056 (and 404-537-3406 for international calls) using conference code no. 75527226. A webcast replay will also be archived on our website.
About athenahealth, Inc.
athenahealth is a leading provider of network-enabled services for electronic health records (EHR), revenue cycle management and medical billing, patient engagement, care coordination, and population health management, as well as Epocrates and other point-of-care mobile apps. We connect care and drive meaningful, measurable results for more than 85,000 healthcare providers nationwide. For a view of network effect in action by exploring data as it flows across athenahealth’s nationwide network, please visit https://insight.athenahealth.com/interactive-a-look-at-interoperability. For more information, please visit www.athenahealth.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook, including fiscal 2016 guidance; statements regarding our ability to improve healthcare delivery in the U.S., to leverage our network data for good, to unbreak healthcare, to deliver client success, and to drive meaningful change in healthcare; and statements found under our “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and “Reconciliation of Non-GAAP Financial Measures to Comparable

GAAP Measures for Fiscal Year 2016 Guidance” sections of this release. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include: our highly competitive industry and our ability to compete effectively and remain innovative; the development of the market for cloud-based healthcare information technology services; changes in the healthcare industry and their impact on the demand for our services; our ability to maintain consistently high growth rates due to lengthening customer sales cycles; the impact of changes in our business model and structure; our ability to effectively manage our growth; our ability to protect our intellectual property; current and future litigation, including for intellectual property infringement; our dependence on third-party providers; risks and costs associated with our worldwide operations; our ability to attract and retain highly skilled employees; our ability to successfully implement our management transition plans; our fluctuating operating results; our ability to retain our clients and maintain client revenue; our tax liability; our variable sales and implementation cycles; the timing at which we recognize certain revenue and our ability to evaluate our prospects; defects and errors in our software or services, or interruptions or damages to our systems or those of third parties on which we rely; a data security breach; limitations on our use of data; the effect of payer and provider conduct; the failure of our services to provide accurate and timely information; increasing government regulation and the costs and challenges of compliance; the potential for illegal behavior by employees or subcontractors; and the price volatility of our common stock. Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Contact Info:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
(617) 402-1329

Holly Spring
athenahealth, Inc. (Media)
media@athenahealth.com
(617) 402-1631

athenahealth, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$129,994	$141,927
Accounts receivable, net	151,313	148,157
Prepaid expenses and other current assets	39,210	30,176
Total current assets	320,517	320,260
Property and equipment, net	332,737	321,524
Capitalized software costs, net	127,135	107,517
Purchased intangible assets, net	117,149	126,239
Goodwill	240,662	229,157
Investments and other assets	16,488	13,965
Total assets	$1,154,688	$1,118,662
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$13,903	$10,768
Accrued compensation	82,929	88,122
Accrued expenses	46,183	51,452
Long-term debt	14,531	10,762
Deferred revenue	30,373	32,593
Total current liabilities	187,919	193,697
Deferred rent, net of current portion	31,209	31,118
Long-term debt, net of current portion	276,452	287,353
Deferred revenue, net of current portion	50,375	55,946
Long-term deferred tax liability, net	4,000	1,254
Other long-term liabilities	4,845	5,988
Total liabilities	554,800	575,356
Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 40,695 shares issued and 39,417 shares outstanding at September 30, 2016; 40,209 shares issued and 38,931 shares outstanding at December 31, 2015	407	403
Additional paid-in capital	567,712	522,443
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive loss	(732)	(848)
Retained earnings	33,701	22,508
Total stockholders’ equity	599,888	543,306
Total liabilities and stockholders’ equity	$1,154,688	$1,118,662

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Business services	$267,118	$224,990	$768,734	$638,156
Implementation and other	9,553	11,078	26,025	29,040
Total revenue	276,671	236,068	794,759	667,196
Expense:
Direct operating	103,238	94,850	312,518	269,306
Selling and marketing	59,067	55,927	182,563	163,705
Research and development	24,860	22,560	73,619	70,675
General and administrative	41,889	34,778	124,076	107,093
Depreciation and amortization	32,466	24,763	87,774	67,216
Total expense	261,520	232,878	780,550	677,995
Operating income (loss)	15,151	3,190	14,209	(10,799)
Other (expense) income:
Interest expense	(1,335)	(1,620)	(4,803)	(4,192)
Other income	10	7,590	57	28,715
Total other (expense) income	(1,325)	5,970	(4,746)	24,523
Income before income tax benefit (provision)	13,826	9,160	9,463	13,724
Income tax benefit (provision)	115	(3,365)	1,730	(7,412)
Net income	$13,941	$5,795	$11,193	$6,312
Net income per share – Basic	$0.35	$0.15	$0.29	$0.16
Net income per share – Diluted	$0.35	$0.15	$0.28	$0.16
Weighted average shares used in computing net income per share:
Basic	39,356	38,714	39,223	38,523
Diluted	40,000	39,536	40,024	39,476

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,193	$6,312
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	103,989	85,869
Excess tax benefit from stock-based awards	(1,359)	(8,367)
Deferred income tax	(3,107)	(1,652)
Stock-based compensation expense	50,676	47,943
Gain on sale of marketable securities	—	(28,656)
Other reconciling adjustments	(296)	6
Changes in operating assets and liabilities:
Accounts receivable, net	(3,069)	(21,941)
Prepaid expenses and other current assets	(7,659)	(1,296)
Other long-term assets	(3,237)	(2,090)
Accounts payable	2,179	5,611
Accrued expenses and other long-term liabilities	1,369	4,232
Accrued compensation	(7,534)	4,085
Deferred revenue	(7,791)	6,015
Deferred rent	619	6,848
Net cash provided by operating activities	135,973	102,919
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software costs	(68,135)	(77,714)
Purchases of property and equipment	(52,867)	(65,090)
Payments on acquisitions, net of cash acquired	(16,852)	(39,890)
Proceeds from sales of marketable securities	—	29,756
Other investing activities	830	(2,610)
Net cash used in investing activities	(137,024)	(155,548)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	14,089	18,046
Taxes paid related to net share settlement of stock awards	(18,707)	(20,664)
Excess tax benefit from stock-based awards	1,359	8,367
Proceeds from line of credit	—	60,000
Payments on line of credit	—	(95,000)
Proceeds from long-term debt	—	300,000
Payments on long-term debt	(7,500)	(173,750)
Debt issuance costs	—	(987)
Other financing activities	(70)	—
Net cash (used in) provided by financing activities	(10,829)	96,012
Effect of exchange rate changes on cash and cash equivalents	(53)	(458)
Net decrease in cash and cash equivalents	(11,933)	42,925
Cash and cash equivalents at beginning of period	141,927	73,787
Cash and cash equivalents at end of period	$129,994	$116,712

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation impacting the Condensed Consolidated Statements of Income for the three and nine months ended September 30, 2016, and 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Stock-based compensation charged to Condensed Consolidated Statements of Income:
Direct operating	$4,363	$3,584	$13,652	$10,883
Selling and marketing	5,133	4,162	14,325	13,745
Research and development	3,121	2,164	9,333	6,707
General and administrative	4,514	5,070	13,366	16,608
Total stock-based compensation expense	17,131	14,980	50,676	47,943
Amortization of capitalized stock-based compensation related to software development (1)	1,283	1,244	3,813	3,013
Total	$18,414	$16,224	$54,489	$50,956

(1)
In addition, for the three months ended September 30, 2016, and 2015, $0.9 million and $1.8 million, respectively, of stock-based compensation was capitalized in the line item Capitalized software costs, net in the Condensed Consolidated Balance Sheets for which $1.3 million and $1.2 million, respectively, of amortization was included in the line item Depreciation and amortization in the Condensed Consolidated Statements of Income. For the nine months ended September 30, 2016, and 2015, $2.1 million and $5.4 million, respectively, of stock-based compensation was capitalized in the line item Capitalized software costs, net in the Condensed Consolidated Balance Sheets for which $3.8 million and $3.0 million, respectively, of amortization was included in the line item Depreciation and amortization in the Condensed Consolidated Statements of Income.

athenahealth, Inc.
AMORTIZATION OF PURCHASED INTANGIBLE ASSETS
(Unaudited, in thousands)

Set forth below is a breakout of amortization of purchased intangible assets impacting the Condensed Consolidated Statements of Income for the three and nine months ended September 30, 2016, and 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,
Amortization of purchased intangible assets allocated to:	2016	2015	2016	2015
Direct operating	$1,991	$3,662	$7,063	$11,177
Selling and marketing	2,959	2,373	8,784	7,119
Total amortization of purchased intangible assets	$4,950	$6,035	$15,847	$18,296

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Total revenue	$276,671	$236,068	$794,759	$667,196
Direct operating expense	103,238	94,850	312,518	269,306

Total revenue less direct operating expense	173,433	141,218	482,241	397,890
Add: Stock-based compensation allocated to direct operating expense	4,363	3,584	13,652	10,883
Add: Amortization of purchased intangible assets allocated to direct operating expense	1,991	3,662	7,063	11,177
Add: Exit costs, including restructuring costs allocated to direct operating expense	107	—	371	—

Non-GAAP Adjusted Gross Profit	$179,894	$148,464	$503,327	$419,950

Non-GAAP Adjusted Gross Margin	65.0%	62.9%	63.3%	62.9%

Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Total revenue	$276,671	$236,068	$794,759	$667,196

GAAP net income	13,941	5,795	11,193	6,312
Add: (Benefit from) provision for income taxes	(115)	3,365	(1,730)	7,412
Add: Total other expense (income)	1,325	(5,970)	4,746	(24,523)
GAAP operating income (loss)	$15,151	$3,190	$14,209	$(10,799)

GAAP operating margin (loss)	5.5%	1.4%	1.8%	(1.6)%

Add: Stock-based compensation expense	17,131	14,980	50,676	47,943
Add: Amortization of capitalized stock-based compensation related to software development	1,283	1,244	3,813	3,013
Add: Amortization of purchased intangible assets	4,950	6,035	15,847	18,296
Add: Integration and transaction costs	775	—	1,125	964
Add: Exit costs, including restructuring costs	2,425	—	4,358	4,446
Less: Gain on investments, net	(243)	—	(243)	—

Non-GAAP Adjusted Operating Income	$41,472	$25,449	$89,785	$63,863

Non-GAAP Adjusted Operating Income Margin	15.0%	10.8%	11.3%	9.6%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2,016	2,015

GAAP net income	$13,941	$5,795	$11,193	$6,312
Add: Stock-based compensation expense	17,131	14,980	50,676	47,943
Add: Amortization of capitalized stock-based compensation related to software development	1,283	1,244	3,813	3,013
Add: Amortization of purchased intangible assets	4,950	6,035	15,847	18,296
Add: Integration and transaction costs	775	—	1,125	964
Add: Exit costs, including restructuring costs	2,425	—	4,358	4,446
Less: Gain on investments, net	(243)	(7,585)	(243)	(28,656)

Sub-total of tax deductible items	26,321	14,674	75,576	46,006

Less: Tax impact of tax deductible items (1)	(10,528)	(5,870)	(30,230)	(18,402)
Less: Tax impact resulting from applying non-GAAP tax rate (2)	(5,646)	(299)	(5,516)	1,922

Non-GAAP Adjusted Net Income	$24,088	$14,300	$51,023	$35,838

Weighted average shares - diluted	40,000	39,536	40,024	39,476

Non-GAAP Adjusted Net Income per Diluted Share	$0.60	$0.36	$1.27	$0.91

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net income to a non-GAAP tax rate of 40%. We used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

GAAP net income per share - diluted	$0.35	$0.15	$0.28	$0.16
Add: Stock-based compensation expense	0.43	0.38	1.27	1.21
Add: Amortization of capitalized stock-based compensation related to software development	0.03	0.03	0.10	0.08
Add: Amortization of purchased intangible assets	0.12	0.15	0.40	0.46
Add: Integration and transaction costs	0.02	—	0.03	0.02
Add: Exit costs, including restructuring costs	0.06	—	0.11	0.11
Less: Gain on investments, net	(0.01)	(0.19)	(0.01)	(0.73)

Sub-total of tax deductible items	0.66	0.37	1.89	1.17

Less: Tax impact of tax deductible items (1)	(0.26)	(0.15)	(0.76)	(0.47)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	(0.14)	(0.01)	(0.14)	0.05

Non-GAAP Adjusted Net Income per Diluted Share	$0.60	$0.36	$1.27	$0.91

Weighted average shares - diluted	40,000	39,536	40,024	39,476

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net income to a non-GAAP tax rate of 40%. We used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2016 GUIDANCE
(Unaudited, in millions, except per share amounts)
Please note that the figures presented below may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin Guidance
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin” guidance for fiscal year 2016, which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2016
Total revenue	$1,085.0	$1,115.0
Direct operating expense	423.4	423.2
Total revenue less direct operating expense	$661.6	$691.7

Add: Stock-based compensation expense
allocated to direct operating expense	19.0	19.0
Add: Amortization of purchased intangible assets
allocated to direct operating expense	8.4	8.4

Non-GAAP Adjusted Gross Profit	$689.0	$719.2

Non-GAAP Adjusted Gross Margin	63.5%	64.5%
Non-GAAP Adjusted Operating Income Guidance
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin” guidance for fiscal year 2016, which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2016
Total revenue	$1,085.0	$1,115.0

GAAP net income	10.8	19.5
Add: Provision for income taxes	7.6	12.9
Add: Total other expense	5.3	6.4
GAAP operating income	$23.7	$38.8

GAAP operating income margin	2.2%	3.5%

Add: Stock-based compensation expense	69.4	69.4
Add: Amortization of capitalized stock-based compensation related to software development	6.8	6.8
Add: Amortization of purchased intangible assets	20.0	20.0

Non-GAAP Adjusted Operating Income	$120.0	$135.0

Non-GAAP Adjusted Operating Income Margin	11.1%	12.1%

Non-GAAP Adjusted Net Income Guidance
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share” guidance for fiscal year 2016.

	LOW	HIGH
	Fiscal Year Ending December 31, 2016
GAAP net income	$10.8	$19.5
Add: Stock-based compensation expense	69.4	69.4
Add: Amortization of capitalized stock-based compensation related to software development	6.8	6.8
Add: Amortization of purchased intangible assets	20.0	20.0

Sub-total of tax deductible items	$96.2	$96.2

(Less): Tax impact of tax deductible items (1)	(38.5)	(38.5)
Add: Tax impact resulting from applying a normalized non-GAAP tax rate (2)	0.2	(0.1)

Non-GAAP Adjusted Net Income	$68.8	$77.2

Weighted average shares - diluted	41.7	41.7

Non-GAAP Adjusted Net Income per Diluted Share	$1.65	$1.85

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net income to a non-GAAP tax rate of 40%. For 2016, we are using non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

	LOW	HIGH
	Fiscal Year Ending December 31, 2016
GAAP net income per share - diluted	$0.26	$0.47
Add: Stock-based compensation expense	1.66	1.66
Add: Amortization of capitalized stock-based compensation related to software development	0.16	0.16
Add: Amortization of purchased intangible assets	0.48	0.48

Sub-total of tax deductible items	$2.31	$2.31

(Less): Tax impact of tax deductible items (1)	(0.92)	(0.92)
Add: Tax impact resulting from applying a normalized non-GAAP tax rate (2)	0.01	—

Non-GAAP Adjusted Net Income per Diluted Share	$1.65	$1.85

Weighted average shares - diluted	41.7	41.7

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net income to a non-GAAP tax rate of 40%. For 2016, we are using a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus (1) stock-based compensation expense allocated to direct operating expense, (2) amortization of purchased intangible assets allocated to direct operating expense, and (3) exit costs, including restructuring costs allocated to direct operating expense, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before (benefit from) provision for income taxes; total other expense (income); stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments; and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments and any tax impact related to these preceding items; and an adjustment to the tax provision for the non-GAAP tax rate and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.
Management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•
Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

•
Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Integration and transaction costs — Integration costs are the severance payments and retention bonuses for certain employees related to specific transactions. Transaction costs are costs related to strategic transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Exit costs, including restructuring costs — represents costs related to workforce reductions and to terminate certain lease or other contract agreements for strategic realignment purposes. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are incurred.

•
Gain or loss on investments — represents gain on sale of marketable securities, gain on sale of More Disruption Please (“MDP”) Accelerator investments, and loss on impairment of MDP Accelerator investments. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.

•
Non-GAAP tax rate — We use a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.